UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 15, 2006

EQUINIX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31293	77-0487526
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

301 Velocity Way, 5th Floor

Foster City, California 94404

(650) 513-7000

(Addresses of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e) On December 15, 2006, the Compensation Committee of the Board of Directors of Equinix, Inc. (“Equinix”) approved the annual cash incentive plan (the “2007 Plan”) for executive officers of Equinix for the fiscal year ending December 31, 2007.

Under the 2007 Plan, an annual target bonus amount has been assigned to each executive officer and may be modified from time to time thereafter. The annual target bonus amounts under the 2007 Plan range from 50-70% of each executive’s base salary, depending on the executive’s position. The actual annual bonus is determined on the basis of Equinix’s performance against revenue and EBITDA goals as set forth in the operating plan approved by the Board of Directors of Equinix and adjusted from time to time throughout the year. 50% of the 2007 Plan will be funded during the year if the revenue and EBITDA targets are met. The remaining 50% of the 2007 Plan will be funded during the year if Equinix over-performs against the revenue and EBITDA targets. The revenue and EBITDA goals will exclude the impact of one-time events, such as expansions or acquisitions, not contemplated in the operating plan. No bonuses will be paid if either revenue or EBITDA is less than 95% of the operating plan target.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQUINIX, INC.

DATE: December 19, 2006	By:	/s/ KEITH D. TAYLOR
Keith D. Taylor
Chief Financial Officer